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                                                                     Exhibit 4.7


                      THIS CERTIFICATE IS NOT TRANSFERABLE
                        EXCEPT IN ACCORDANCE WITH SECTION
                           5.10 OF THE TRUST AGREEMENT

CERTIFICATE NUMBER C-2                       NUMBER OF COMMON SECURITIES: 78,000

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                         EASY GARDENER PRODUCTS TRUST I

                                COMMON SECURITIES
                  (LIQUIDATION AMOUNT $25 PER COMMON SECURITY)

         EASY GARDENER PRODUCTS TRUST I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Easy Gardener Products, Ltd. (the "Holder") is the registered owner of seventy-eight thousand (78,000) common securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Trust dated as of ____________, 2003, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


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            In Witness Whereof, an Administrative Trustee (as defined in the
Trust Agreement) of the Trust has executed this certificate this ____ day of _______ 2003.


                                         EASY GARDENER PRODUCTS TRUST I


                                         By:___________________________
                                         Name:   Richard M. Grandy
                                         Title:  not in his individual
                                                 capacity but solely as
                                                 Administrative Trustee


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